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                                                                 EXHIBIT (p)(36)

[PRUDENTIAL FINANCIAL LOGO]

MESSAGE FROM THE CHAIRMAN:

     In today's fast-paced and high-pressure business environment, our commitment to maintaining our customers' confidence and esteem is crucial. Without it, we will not prosper.

     In all of our businesses, our aim is to build lasting relationships with our customers and shareholders in the U.S. and around the world, and to prove that we are worthy of their trust in our ability to help them achieve financial prosperity and peace of mind. As new opportunities appear before us in all of the markets where we conduct our businesses, so will new challenges, and we must be prepared. We must remain ethical in all aspects of our business relationships -- both internal and external.

     We all know the pressures in business can be enormous, but it has been proven that no company can successfully compete in the long term without very high ethical standards and strong compliance processes.

     In an organization as diverse and as geographically vast as Prudential Financial, Inc., managing risks and ensuring that adequate controls are in place are constant challenges. As the Company continues to expand, cultural differences must be considered. In some situations, the right thing to do may not always be clear. That's one reason we have a Business Ethics Office where associates can seek guidance on ethical issues. The Business Ethics Office, through its 800 number, fax, and intranet site, provides a confidential avenue for seeking guidance and reporting possible violations of our standards and values.

     This booklet, "Making the Right Choices," constitutes the Company's policy on ethics and includes examples of different types of situations that might create ethical dilemmas or conflicts of interest. We are committed to integrity, and people who are not committed to integrity do not belong in our organization.

     Please note that this Ethics Policy applies to all associates of Prudential Financial not only in dealing with each other, but also in our dealings with customers, shareholders, and the general public. I encourage individual business groups to adopt more detailed guidelines, consistent with this Ethics Policy, if necessary, to meet the particular needs of their operations.

     Working together, we will enhance Prudential Financial's proud reputation for being a company that people admire, trust, and respect. As we seek to become the preferred supplier for financial services in all of our markets, our good name is one of our most important competitive strengths. All of us have the opportunity and responsibility to protect and improve our image by acting with integrity every day. I am sure I can count on you to uphold our values in meeting the needs of fellow associates, our customers, our shareholders, and the public.

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PRUDENTIAL FINANCIAL CODE OF CONDUCT

YOUR ROLE

Prudential Financial, Inc. and its subsidiaries/affiliates (together, "Prudential") operates through its associates who perform a variety of important business, economic, and social functions. All associates have an obligation and a responsibility to conduct business in a manner that maintains the trust and respect of fellow Prudential associates, our customers, shareholders, business colleagues, and the general public.

ETHICAL CONDUCT IS THE RESPONSIBILITY OF ALL WHO WORK FOR, OR ACT ON BEHALF OF, PRUDENTIAL. IT IS EACH ASSOCIATE'S RESPONSIBILITY TO ENSURE THAT:

  - WE NURTURE A CULTURE WITHIN THE COMPANY THAT IS HIGHLY MORAL, MAKING DECISIONS BASED ON WHAT IS RIGHT.

  - WE BUILD LASTING RELATIONSHIPS WITH OUR CUSTOMERS BY ONLY OFFERING THOSE PRODUCTS AND SERVICES THAT ARE APPROPRIATE TO THEIR NEEDS AND PROVIDE FAIR VALUE.

  - WE ENHANCE PRUDENTIAL'S REPUTATION FOR BEING A COMPANY THAT PEOPLE TRUST, RESPECT, AND ADMIRE.

  - WE CREATE AN ENVIRONMENT WHERE ALL ASSOCIATES CONDUCT THEMSELVES WITH COURAGE, INTEGRITY, HONESTY AND FAIRNESS.

  - WE ENSURE NO SINGLE INDIVIDUAL'S PERSONAL SUCCESS OR BUSINESS GROUP'S BOTTOM LINE IS MORE IMPORTANT THAN PRESERVING THE NAME AND GOODWILL OF PRUDENTIAL.

  - WE REGULARLY MONITOR AND WORK TO IMPROVE THE ETHICAL WORK ENVIRONMENT AT PRUDENTIAL.

Prudential expects associates to be honest and forthright, and to use good judgment at all times. Associates are expected to comply with all applicable laws, both when acting on behalf of Prudential and when acting on behalf of themselves personally. Because ethics is not a science, there may be gray areas that are not covered by laws or regulations. Individuals are expected to seek assistance for help in making the right decision. Your business unit management, your Business Unit Ethics Officer, the Human Resources Department, the Law Department, and the Business Ethics Office are all available to provide guidance at any time.

Prudential's continued success depends on each one of us meeting our obligation to perform in an ethical manner. You are encouraged to bring any knowledge of possible or actual unethical conduct to the attention of management. Confidentiality will be protected insofar as possible, with the assurance that there will be no adverse consequences as a result of reporting any unethical or questionable behavior. However, in accordance with our "Whistleblower

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Protection" policy, those who knowingly report false or misleading information with the intent to defame or injure any person or entity could be subject to disciplinary action.

Your success at Prudential will depend, among other things, on your meeting high ethical standards. Prudential expects all associates to comply with the law both when acting on behalf of Prudential and in their personal conduct.

It is important to keep in mind that the Company's Ethics Policy may also apply to activities engaged in by members of your family or other individuals living in your household. For example, activities engaged in by individuals living in your household or family members could involve a conflict of interest, or the appearance of a conflict of interest, which could be a violation of this Ethics Policy by the associate.

Failure to adhere to the standards of this Policy may lead to disciplinary action, up to and including termination from employment.

THE COMPANY'S ROLE

Prudential is committed to fostering an environment of respectful engagement and encourages all individuals to contribute and grow to their fullest potential. It is of utmost importance that we show respect for each other, our customers and shareholders and treat everyone fairly.

AS AN EMPLOYER, PRUDENTIAL IS COMMITTED TO PROVIDE:

  - EQUAL OPPORTUNITY WITHOUT REGARD TO RACE, COLOR, CREED, RELIGION, AGE, GENDER, SEXUAL ORIENTATION, MARITAL STATUS, PREGNANCY OR PREGNANCY-RELATED CONDITION, NATIONAL ORIGIN, PHYSICAL OR MENTAL DISABILITY, CITIZENSHIP STATUS, MILITARY OBLIGATION, STATUS AS A DISABLED VETERAN OR VETERAN OF THE VIETNAM WAR; OR ON ANY OTHER BASIS THAT IS PROTECTED UNDER APPLICABLE LOCAL LAW.

  - A CLIMATE OF MUTUAL RESPECT AND TRUST, FREE OF ANY DISCRIMINATION OR HARASSMENT OF ANY KIND.

  -  ADVANCEMENT BASED SOLELY ON MERIT AND THE NEEDS OF THE COMPANY.

AS AN ASSOCIATE, YOU SHOULD:

  -  TAKE RESPONSIBILITY FOR YOUR OWN PERSONAL GROWTH AND DEVELOPMENT.

  - PARTICIPATE IN INTERNAL AND APPROVED EXTERNAL PROGRAMS THAT ENHANCE YOUR KNOWLEDGE ABOUT ETHICAL CONDUCT.

  -  EXHIBIT PROFESSIONALISM AND GOOD ETHICAL CONDUCT AT ALL TIMES.

  -  PROMOTE AND PROTECT THE GOOD NAME AND REPUTATION OF PRUDENTIAL.

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WHILE THIS ETHICS POLICY COVERS MANY ISSUES, IT IS NOT INTENDED TO BE
ALL-INCLUSIVE. PRUDENTIAL ASSOCIATES ARE EXPECTED TO CONSULT OTHER APPROPRIATE COMPANY APPROVED PUBLICATIONS AND MANUALS FOR GUIDANCE TO ENSURE THAT THEY COMPLY WITH ALL OF PRUDENTIAL'S POLICIES (E.G., HUMAN RESOURCES POLICIES, POLICIES AND PRINCIPLES MANUAL, EXPENSE MANUAL, COMPLIANCE MANUALS, MOST OF WHICH ARE AVAILABLE ON-LINE THROUGH LOTUS NOTES). ASSOCIATES CAN ALSO SEEK GUIDANCE FROM THEIR BUSINESS UNIT MANAGEMENT, BUSINESS UNIT ETHICS OFFICER, THE HUMAN RESOURCES DEPARTMENT, THE LAW DEPARTMENT, AND THE BUSINESS ETHICS OFFICE.


COMMUNICATIONS

ALL COMMUNICATIONS MADE BY PRUDENTIAL OR ITS SUBSIDIARIES, WHETHER INTERNAL OR EXTERNAL, SHOULD BE ACCURATE AND FORTHRIGHT. THESE COMMUNICATIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, TELEVISION AND RADIO BROADCASTS, ADVERTISING, MARKETING, SALES ILLUSTRATIONS, OR GENERAL INTERNAL REPORTS AND MEMORANDA.

PRUDENTIAL'S POLICY REQUIRES THAT ASSOCIATES PROVIDE ACCURATE INFORMATION WHEN PROMOTING OUR PRODUCTS AND SERVICES, AS WELL AS IN RESPONSES TO INQUIRIES FROM THE MEDIA, REGULATORS, INVESTORS, SHAREHOLDERS, CUSTOMERS, AND ASSOCIATES.

- COMMUNICATION WITH ANY NEWS MEDIA SHOULD ONLY BE CONDUCTED BY THE COMPANY'S MEDIA RELATIONS PROFESSIONALS WHO HAVE RESPONSIBILITY FOR THIS FUNCTION.

- ALL RESPONSES TO REQUESTS FOR FINANCIAL INFORMATION REGARDING PRUDENTIAL SHOULD BE REFERRED TO THE COMPANY'S INVESTOR RELATIONS PROFESSIONALS WHO HAVE THAT RESPONSIBILITY.

ASSOCIATES ARE NOT PERMITTED TO CREATE, PUBLISH OR CIRCULATE, EITHER EXTERNALLY OR INTERNALLY, ANY ORAL OR WRITTEN STATEMENT THAT IS FALSE; THAT IS DEROGATORY TO, OR MALICIOUSLY CRITICAL OF PRUDENTIAL, OR A COMPETITOR; OR THAT IS INTENDED TO DEFAME OR INJURE ANY PERSON OR ENTITY ENGAGED IN A BUSINESS COMPETING WITH PRUDENTIAL.

Associates are responsible for complying with corporate and/or marketing and compliance guidelines, regulatory policies and rules governing communications with the public, and should be sure such communications are accurate.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

                                     ?  ?  ?

          DILEMMA: I am a Prudential Insurance professional and recently spotted in a supermarket pamphlet an ad placed by another Prudential Insurance professional that appeals to me. The wording is catchy, the sales illustrations are clear, and the Prudential logo is novel in its presentation. I'm thinking of doing something similar to this. Can I?

          ANSWER: NO! There are specific statutory regulations and Prudential policies governing all sales materials (including advertisements). Even the Prudential logo has to be shown according to specific guidelines. You should contact your Marketing and Compliance areas to have all items reviewed and approved in advance. Even if the ad you are referring to has been placed by a co-

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          worker, do not make the mistake of thinking "if he did it, it must be okay." You could be subject to disciplinary action by not following applicable compliance and/or marketing guidelines.

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COMPLIANCE

Each year, all Prudential associates at the Vice President level and above (and those at equivalent levels), as well as certain other associates in areas that are considered particularly sensitive, such as investment, purchasing, and sales, will be required to complete an Ethical Practices/Conflicts of Interest Questionnaire. This questionnaire asks associates to disclose any outside interests and potential conflicts.

In addition, any associates being hired, promoted, or transferred into any of these levels or positions must also complete and submit an Ethical Practices/Conflicts of Interest Questionnaire at the time they are placed in these positions.

Completion and signature on the Ethical Practices/Conflicts of Interest Questionnaire will also serve as certification that the associate has read and fully disclosed relevant information consistent with this Policy. As an associate, you are responsible for providing accurate information on this questionnaire, and whenever possible, should seek guidance in advance to ensure that you obtain any necessary written approval. Specific steps for obtaining approvals are covered at the end of this Policy.

All associates are strongly encouraged to become familiar with the guidelines set forth in this Policy and consult with their Business Unit's Ethics Officer or the Business Ethics Office to ensure they understand their responsibilities and are in compliance with the requirements set forth herein.

This process serves to remind associates of the importance the Company places on ethical conduct and its desire to avoid conflicts of interest or their appearance.

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GUIDELINES - ETHICAL PRACTICES AND/OR CONFLICTS OF INTEREST

ALL PRUDENTIAL ASSOCIATES MUST PREVENT THEIR PERSONAL INTERESTS FROM CONFLICTING OR APPEARING TO CONFLICT WITH THE ETHICAL PRINCIPLES AND PRACTICES OF PRUDENTIAL IN THEIR INTERACTIONS WITH CUSTOMERS, SHAREHOLDERS, THE PUBLIC, OR OTHER ASSOCIATES.

Business must be conducted in a manner that earns the trust and respect of our customers, shareholders, business colleagues, the public, as well as other Prudential associates. This Policy addresses specific issues that associates should be aware of while employed with Prudential.

A conflict of interest is defined as a personal interest outside of the Company which could conflict with one's obligations to Prudential, its customers, shareholders, or policyholders. A conflict of interest may exist even when no wrong has actually been committed; the mere opportunity to act improperly may be enough to create the appearance of a conflict. Associates may not engage in outside activities that would create a potential or actual conflict of interest with respect to their ability to make decisions regarding Prudential's business.

This Policy reflects compliance with several statutes, including ERISA, the Federal Sentencing Guidelines, and the Investment Company Act. The Policy is also mandated by Prudential's standards of business ethics, human resources policies, and common practice throughout the financial services industry.

Also, as part of Prudential's commitment to doing business the right way, the Company has embraced the principles of ethical conduct adopted by the Insurance Marketplace Standards Association (IMSA) and has incorporated those principles into its operations to ensure that our customers, shareholders, business colleagues and the public are treated fairly, honestly, and competently.


CONFIDENTIALITY

MANY BUSINESS RELATIONSHIPS REQUIRE THE EXCHANGE OF CONFIDENTIAL INFORMATION. CONFIDENTIAL INFORMATION INCLUDES BUT IS NOT LIMITED TO PERSONAL, MEDICAL AND FINANCIAL INFORMATION ABOUT CUSTOMERS AND ASSOCIATES, AS WELL AS BUSINESS INFORMATION, INCLUDING BUT NOT LIMITED TO CLIENT LISTS, MARKETING PLANS, FILES SYSTEMS INFORMATION, PRODUCT DATA, AND RESEARCH AND DEVELOPMENT (HEREAFTER "CONFIDENTIAL INFORMATION") ASSOCIATES HAVE A RESPONSIBILITY TO PROTECT THIS INFORMATION DURING THE COURSE OF BUSINESS.

ASSOCIATES HAVE A FURTHER RESPONSIBILITY TO SAFEGUARD CONFIDENTIAL INFORMATION SO THAT ACCESS IS RESTRICTED TO THOSE WHO HAVE A NEED TO KNOW.

In the course of business, associates and certain outside (third) parties may have access to confidential information about customers and associates. This information may be contained in documents, or electronic systems or shared verbally. All associates have an obligation to keep this information confidential and respect the privacy rights of our customers, shareholders, and

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associates. This is critically important to maintaining the credibility and trust of customers, shareholders, the public, and our associates. Any questions regarding disclosure of confidential information should be discussed with management.

Unauthorized or improper disclosure of confidential information could be harmful and might result in liability for the Company. More importantly, Prudential's success in business depends on our customers' and associates' confidence that we will properly handle confidential information they have entrusted to us.

IN THE CONDUCT OF COMPANY BUSINESS, INDIVIDUALS MUST:

  - REQUEST AND USE ONLY INFORMATION THAT IS RELATED TO BUSINESS NEEDS. SUCH INFORMATION SHOULD BE USED, REVEALED AND DISCUSSED ONLY WITHIN THE SCOPE OF AN ASSOCIATE'S JOB.

  - RESTRICT ACCESS TO RECORDS TO PERSONS WITH PROPER AUTHORIZATION AND LEGITIMATE BUSINESS NEEDS.

  - INCLUDE ONLY RELEVANT AND ACCURATE DATA IN FILES THAT ARE USED AS A BASIS FOR TAKING ACTION OR MAKING BUSINESS OR PERSONNEL DECISIONS.

If uncertain whether information should be disclosed, check with management.

                                     ?  ?  ?

          Dilemma: I work in one of the mail rooms where part of my job entails running off address labels for mailings to Prudential customers. My boyfriend just landed a sales job and has asked me for a list of names and addresses so he can begin building a client base. Would it be acceptable for me to help him with this information?

          Answer: Absolutely not! Prudential's policy requires that we keep this information confidential. Customer information may only be disclosed to outside parties under strictly controlled conditions and only when the customer has not instructed Prudential to keep the information confidential.

                                     ?  ?  ?

          Dilemma: I work in one of the property/casualty areas of Prudential and have a friend working at Prudential Securities as a financial planner. My friend called the other day and asked me to provide some names and addresses of our customers to help him establish some new leads. Since we both work for Prudential, is it permissible for me to share this information?

          Answer: No. Customer information should be kept confidential. There is an established procedure for Prudential businesses to obtain customer information for cross-selling purposes, and in order to provide property and casualty customer information to Prudential Securities, this procedure must be followed. In addition, Prudential policy prohibits associates from disclosing customer information to others in Prudential unless the information is required for Prudential's business purposes. This policy prohibits you from disclosing customer information to a friend to help him with leads.

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INSIDE INFORMATION

Prudential aspires to attain the highest standard of business ethics. Accordingly, Prudential has developed the following policies to ensure the proper use of proprietary and/or confidential information and to comply with federal and state laws.

IN THE COURSE OF YOUR WORK AT PRUDENTIAL, YOU MAY RECEIVE OR HAVE ACCESS TO MATERIAL, NON-PUBLIC INFORMATION. COMPANY POLICY, INDUSTRY PRACTICE AND FEDERAL AND STATE LAWS ESTABLISH STRICT GUIDELINES FOR THE USE OF MATERIAL, NON-PUBLIC INFORMATION. GENERALLY, INFORMATION IS "MATERIAL" IF AN INVESTOR FINDS THE INFORMATION IMPORTANT IN DECIDING WHETHER OR WHEN TO BUY OR SELL A SECURITY. INFORMATION IS NON-PUBLIC IF IT IS NOT GENERALLY AVAILABLE TO THE PUBLIC THROUGH SOURCES SUCH AS MEDIA OR PUBLIC CORPORATE FILINGS. TO ENSURE THAT ASSOCIATES ADHERE TO THE BEST PRACTICES IN THE INDUSTRY, PRUDENTIAL HAS ADOPTED THE FOLLOWING POLICIES:

  - ASSOCIATES MAY NOT USE CONFIDENTIAL OR PROPRIETARY INFORMATION OBTAINED IN THE COURSE OF EMPLOYMENT FOR THEIR PERSONAL GAIN OR DISCLOSE SUCH INFORMATION TO OTHERS FOR THEIR PERSONAL BENEFIT;

  - ASSOCIATES MUST TREAT AS CONFIDENTIAL ALL INFORMATION NOT GENERALLY MADE PUBLIC CONCERNING PRUDENTIAL'S FINANCIAL INFORMATION, INVESTMENT ACTIVITY, OR PLANS, OR THE FINANCIAL CONDITION AND BUSINESS ACTIVITY OF ANY ENTERPRISE WITH WHICH PRUDENTIAL IS DOING BUSINESS; AND

  - IF, AN ASSOCIATE HAS ACCESS TO CONFIDENTIAL OR PROPRIETARY INFORMATION, S/HE MUST PRESERVE ITS CONFIDENTIALITY AND DISCLOSE IT ONLY TO OTHER ASSOCIATES WHO HAVE A LEGITIMATE BUSINESS NEED FOR THE INFORMATION.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

                                     ?  ?  ?

                    DILEMMA: I played a role in an innovative financial transaction. Its success depends on a complex series of computer simulations that my business group designed and conducted. A former colleague, now employed by a competitor, calls to ask how Prudential was able to structure the deal on a profitable basis.

                    ANSWER: This information is proprietary and disclosure is in direct violation of your responsibility to keep this information strictly confidential.


PRUDENTIAL INSIDER TRADING RULES

UNDER FEDERAL SECURITIES LAW, IN MOST CIRCUMSTANCES, IT IS ILLEGAL TO BUY OR SELL A SECURITY WHILE IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION RELATING TO THE SECURITY. IT IS ALSO ILLEGAL TO "TIP" OTHERS ABOUT INSIDE INFORMATION. IN OTHER WORDS, AN INDIVIDUAL MAY NOT PASS MATERIAL, NON-PUBLIC INFORMATION ABOUT AN ISSUER ON TO OTHERS NOR RECOMMEND THAT THEY TRADE THE ISSUER'S SECURITIES.

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Below are three rules concerning insider trading. Failure to comply with these rules may be considered violations of the federal securities laws and could subject individuals to severe penalties under these laws. Violations of these rules also may result in disciplinary action by Prudential up to and including termination of employment.

  - INDIVIDUALS MAY NOT BUY OR SELL SECURITIES ISSUED BY PRUDENTIAL OR ANY OTHER PUBLIC COMPANY IF THEY HAVE MATERIAL, NON-PUBLIC INFORMATION. THIS RESTRICTION APPLIES TO TRANSACTIONS FOR YOURSELF, MEMBERS OF YOUR FAMILY, OR ON BEHALF OF OR FOR THE BENEFIT OF OTHER PERSONS. IN ADDITION, INDIVIDUALS WITH MATERIAL, NON-PUBLIC INFORMATION ABOUT A PUBLICLY TRADED COMPANY MAY NOT RECOMMEND TO OTHERS THAT THEY BUY OR SELL ANY SECURITY ISSUED BY THAT COMPANY.

  - INDIVIDUALS WHO ARE AWARE THAT PRUDENTIAL IS CONSIDERING OR ACTUALLY TRADING ANY SECURITY FOR ANY ACCOUNT IT MANAGES, MUST REGARD THAT AS MATERIAL, NON-PUBLIC INFORMATION. ACCORDINGLY, THESE INDIVIDUALS MAY NOT MAKE ANY TRADE OR RECOMMENDATION INVOLVING THAT SECURITY, UNTIL SEVEN CALENDAR DAYS AFTER KNOWING THAT SUCH TRADING IS NO LONGER BEING CONSIDERED OR UNTIL SEVEN CALENDAR DAYS AFTER PRUDENTIAL CEASES TRADING IN THAT SECURITY.

  - INDIVIDUALS MAY NOT COMMUNICATE MATERIAL, NON-PUBLIC INFORMATION TO ANYONE EXCEPT THOSE WHO ARE AUTHORIZED TO RECEIVE IT IN CONNECTION WITH THE PERFORMANCE OF THEIR RESPONSIBILITIES FOR PRUDENTIAL.

CERTAIN EMPLOYEES MAY BE SUBJECT TO RESTRICTIONS AND MONITORING RELATING TO PERSONAL SECURITIES TRADING, INCLUDING TRADING IN SECURITIES ISSUED BY PRUDENTIAL. ASSOCIATES SHOULD CONTACT THE COMPLIANCE OR LAW DEPARTMENT FOR MORE SPECIFIC INFORMATION.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

EXAMPLES OF INFORMATION THAT MAY BE MATERIAL:

     - Information about a company's earnings, dividends, rating changes, or a merger, acquisition, divestiture, tender offer, joint venture, or similar transaction involving the company.

     - Information about a company's physical assets or financial status (e.g., an oil discovery, an environmental problem or any plans or other developments concerning financial restructuring or the issuance or redemption of, or any payments on, any securities).

     - Information that Prudential or a subsidiary/affiliate is going to enter into a transaction with a company, such as entering a contract to make a large purchase of supplies or services from a particular company.

     - Information that Prudential or a subsidiary/affiliate is considering whether to buy or sell a security of a company or is going to make a trade or has just made a trade of that security. This is true regardless of whether Prudential is trading for the general account, an institutional client, or a brokerage client.

INVOLVEMENT IN OUTSIDE BUSINESS

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A MANAGEMENT ASSOCIATE MAY NOT SERVE AS AN OUTSIDE DIRECTOR, OFFICER, EMPLOYEE,
PARTNER, OR TRUSTEE NOR HOLD ANY OTHER POSITION IN AN OUTSIDE BUSINESS ENTERPRISE WITHOUT PRIOR WRITTEN APPROVAL FROM THE COMPANY.

NO ASSOCIATE IS PERMITTED TO CONDUCT AN OUTSIDE BUSINESS THAT IS IN COMPETITION WITH PRUDENTIAL. All associates are expected to devote full time to their Company duties. Involvement in an outside business activity is unacceptable when it interferes with one's ability to perform the duties of his/her job.

          EXCEPTIONS:
               An associate does NOT need prior approval to participate in another business as a director, officer, employee, partner or trustee if ALL of the following apply:

               - The outside business enterprise is principally owned by other members of the associate's immediate family; AND

               - the outside business enterprise is not doing business with, or in competition with Prudential; AND

               - the outside business enterprise will not interfere with the associate's duties at Prudential.

               Non-exempt associates need prior approval to accept outside employment, unless specifically permitted under applicable administrative policies or agreements relating to their employment.

Under no circumstances, however, may an associate conduct external business on Company time. This includes, but is not limited to, circulating catalogs, soliciting sales, or otherwise promoting the external business.

                                     ?  ?  ?

                         DILEMMA: My spouse runs a flower shop that was financed with a loan from his parents. The flower shop does occasional business with a Prudential business group that I do not work in. If, in my spare time, I help handle the shop's accounting requirements and tax returns, is approval required?

                         ANSWER: Yes, you should disclose in writing your involvement with the flower shop and seek appropriate approval. This could be viewed as a conflict situation because the shop does business with Prudential.

                                             ?  ?  ?

FINANCIAL TRANSACTIONS

AN ASSOCIATE MAY NOT ACT ON BEHALF OF PRUDENTIAL IN ANY TRANSACTION IN WHICH S/HE HAS A PERSONAL INTEREST.

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If associates find themselves in this situation, they should immediately disclose their personal interest to their supervisor.

EXCEPTION: This rule does not apply to a personal interest resulting from participation in a compensation plan that has been approved by an associate's business unit, or any plan that provides for direct participation in specific transactions by Prudential's Board of Directors.

                                     ?  ?  ?

                         DILEMMA: I work in an investment area of Prudential and my division lends money to companies. I was just named to the team that will be reviewing five possible companies to which we may lend money, and I personally hold an equity position in one of the companies. Should I disclose this as a possible conflict of interest?

                         ANSWER: Yes, you should immediately disclose your personal interest to your supervisor. Your personal interest in one of the companies may give the appearance of having influenced your evaluations of the companies, and your judgment could be called into question. You may be asked to recuse yourself from any activities regarding the company with which you hold a financial interest.

AN ASSOCIATE MAY NOT, WITHOUT PRIOR APPROVAL, HAVE A SUBSTANTIAL INTEREST IN ANY OUTSIDE BUSINESS THAT, TO HIS/HER KNOWLEDGE, IS INVOLVED CURRENTLY IN A BUSINESS TRANSACTION WITH PRUDENTIAL OR IS ENGAGED IN BUSINESSES SIMILAR TO ANY BUSINESS ENGAGED IN BY PRUDENTIAL.

A SUBSTANTIAL INTEREST INCLUDES BUT IS NOT LIMITED TO:

  - Any investment in an outside business involving an amount greater than 10% of your gross assets;

  - Any investment involving an ownership interest greater than 2% of the outstanding equity interests.

Associates do not need approval for bank deposits and investments in mutual funds, partnerships and similar enterprises that are publicly owned and engaged primarily in the business of investing in securities, real estate, or other investment assets.

                                     ?  ?  ?

                         DILEMMA: I have a $17,000 investment in a Real Estate Investment Trust ("REIT") with which Prudential is affiliated. My gross assets amount to $210,000, including my home, car and savings account. Do I have to disclose my REIT investment as a potential conflict of interest?

                         ANSWER: No. It is not greater than 10% of your gross assets (i.e., $21,000). Therefore, no prior approval is required. In addition, since the REIT is publicly

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                         owned and is in the business of investing in real
                         estate, your investment would not be viewed as a conflict of interest.

                                     ?  ?  ?

                         DILEMMA: My spouse has a substantial investment in a private office supply distributor that does business with Prudential. She has invested $30,000 in the distributor. Our gross assets amount to $500,000, including our home less encumbrances (i.e., the amount of any outstanding mortgages, liens, etc). Do I have to disclose this investment as a potential conflict?

                         ANSWER: No. Disclosure of the investment is not required because your investment (i.e., $30,000) is less than 10% of your gross assets (i.e., $50,000). However, refer to the section addressing "Relationships With Suppliers" to determine if any further steps should be taken.

AN ASSOCIATE MAY NOT, WITHOUT PRIOR APPROVAL, BORROW AN AMOUNT GREATER than 10% OF HIS/HER GROSS ASSETS, ON AN UNSECURED BASIS FROM ANY BANK, FINANCIAL INSTITUTION, OR OTHER BUSINESS THAT, TO THE ASSOCIATE'S KNOWLEDGE, CURRENTLY DOES BUSINESS WITH PRUDENTIAL OR WITH WHICH PRUDENTIAL HAS AN OUTSTANDING INVESTMENT RELATIONSHIP.

NOTE: This rule does NOT apply to residential mortgage loans (including bridge loans in anticipation of a residential mortgage loan), margin accounts, or other adequately secured loans.

                                     ?  ?  ?

                         DILEMMA: I plan on borrowing $50,000 on an unsecured basis to finance my child's college education. (My gross assets amount to $250,000.) I've just learned that the bank I'm borrowing this money from is a bank that Prudential uses as a custodian for its mutual funds. Do I need approval from Prudential before proceeding with this loan?

                         ANSWER: Yes. Prior approval is required because the loan exceeds 10% of your gross assets.

AN ASSOCIATE MAY NOT, WITHOUT PRIOR APPROVAL, ENGAGE IN ANY TRANSACTION INVOLVING THE PURCHASE OF PRODUCTS AND SERVICES FROM PRUDENTIAL, EXCEPT ON THE SAME TERMS AND CONDITIONS AS THEY ARE OFFERED TO THE PUBLIC.

If there is any question whether the terms and conditions are the same as those generally offered to the public, or there is the possibility of an appearance of conflict, associates should seek approval from management.

Prior approval is NOT required to accept special discounts or other favorable terms that are in the nature of employee benefits or items available from the "Company Store," which are generally offered to our associates.

NOTE: Directors and Officers of The Prudential Insurance Company of America or any other insurance subsidiary of Prudential Financial, Inc. may be prohibited by law from engaging in certain transactions, even though the terms and conditions are the same as those generally offered to the public. Those individuals should consult the Law Department.

                                     ?  ?  ?

                         DILEMMA: I am a Vice President and would like to open a brokerage account with Prudential Securities. Should I seek prior approval before accepting the special employee discount?

                         ANSWER: No. Prior approval is not required because the discount is offered to all eligible associates.

NOTE: Margin accounts are considered to involve loans to the account holder. Therefore, an Officer of one of the insurance subsidiaries of Prudential Financial, Inc., would be prohibited from opening a margin account.

ASSOCIATES ARE PROHIBITED FROM APPROPRIATING BUSINESS OPPORTUNITIES FROM CUSTOMERS OR POLICYHOLDERS.

Associates may have access to considerable information about investments and other types of business opportunities in the normal scope of their Prudential duties. These opportunities are for the benefit of our customers, clients, and/or policyholders. If an associate were to take advantage of the opportunity for his/her own personal gain, when the opportunity would otherwise be suitable for one of our customers, clients, policyholders, or the Company itself, the associate would be misappropriating that opportunity.

                                     ?  ?  ?

                         DILEMMA: I am a portfolio manager and have been offered the chance to purchase warrants in a company for my personal account. This investment would be suitable for one of my clients. Would it be acceptable to allocate a portion to my client and purchase a portion for my own personal account?

                         ANSWER: No. Because this investment is suitable for your client, this would be considered appropriating an investment from your client and would be considered a conflict of interest.
                         NOTE: If you had determined that the investment was NOT suitable for your client and you wanted to personally invest in the company, you should seek prior written approval from your compliance officer.


FAIR COMPETITION

A fundamental tenet of our society is that the public is best served by vigorous competitive activity. Our antitrust laws are intended to facilitate free and open competition and prohibit any activity or conduct that improperly reduces or eliminates such competition in the marketplace.

PRUDENTIAL HAS A LONGSTANDING POLICY OF SUPPORT FOR THESE ANTITRUST LAWS AND EXPECTS ALL ASSOCIATES TO COMPLY WITH THEM FULLY. PENALTIES FOR THEIR VIOLATION CAN BE SEVERE.

Antitrust laws are complex and are discussed in detail in the Company's publication "Antitrust Compliance Program," which may be obtained at any time from the Law Department.

ALL PURCHASES AND SALES MUST BE BASED STRICTLY ON CONSIDERATIONS OF SUITABILITY, QUALITY, SERVICE, PRICE, AND EFFICIENCY. WE DO NOT CONDONE RECIPROCAL ARRANGEMENTS OR TIE-IN SALES.

NO CUSTOMER SHOULD BE LED TO BELIEVE THAT HE OR SHE MUST BUY A PARTICULAR PRODUCT OR SERVICE FROM PRUDENTIAL IN ORDER TO OBTAIN ANY OTHER PRODUCT OR SERVICE WE OFFER, OR TO INDUCE PRUDENTIAL TO PURCHASE ANY PRODUCT OR SERVICE WHICH THE CUSTOMER OFFERS.

OFFERING SPECIAL DISCOUNTS OR "PACKAGED" PRODUCTS AS A MARKETING PROMOTION IS PERMISSIBLE ONLY WHEN APPROVED BY THE APPROPRIATE BUSINESS UNIT HEADS AND THE LAW DEPARTMENT.

ASSOCIATES SHOULD AVOID CONVERSATIONS WITH COMPETITORS ABOUT OUR FUTURE PLANS REGARDING COMMISSIONS, FEES, COSTS, INTEREST CREDITING RATES, OR OTHER MATTERS AFFECTING THE PRICES WE CHARGE FOR OUR PRODUCTS.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)


RELATIONSHIPS WITH SUPPLIERS

ASSOCIATES MAY NOT TAKE ADVANTAGE OF THEIR POSITION WITH PRUDENTIAL TO RECEIVE GOODS OR SERVICES FROM A THIRD PARTY AT RATES NOT GENERALLY AVAILABLE TO THE PUBLIC.

A conflict of interest may arise if an employee is offered goods or services from a third party on terms not generally available to the public. This includes gifts from vendors or suppliers with whom the associate does business and which are not otherwise permitted under the Gifts/Entertainment section of this policy. Such an arrangement could create the appearance that an employee is being singled out because of his/her position with the Company. In addition, it may appear that the individual would be expected to provide something in return for the benefit s/he has received. If an associate has reason to question whether the terms and conditions of an offer are the same as those offered to the public, s/he must seek prior approval.

We should be fair to our suppliers. It is our policy to award orders, contracts, and commitments to suppliers strictly on the basis of merit without favoritism.

The choice of our suppliers should be based on such factors as price, quality, reliability, service, technical advantage, and, in appropriate circumstances, the impact on the community, such as purchasing from local or minority vendors.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

                                     ?  ?  ?

                         DILEMMA: An external broker offers a portfolio manager a lower commission rate on his/her personal investments. The portfolio manager has directed client business to that broker in the past. If the portfolio manager takes advantage of the offer, would this be viewed as a conflict of interest?

                         ANSWER: Yes. Portfolio managers have a fiduciary responsibility to their clients and must always keep their client's interests ahead of their own personal interest.

                                     ?  ?  ?

                         DILEMMA: I am a lawyer with Prudential, and I recently placed a bid on a house. An outside law firm that my group is doing business with has offered me a special discount on the house closing costs. Can I accept this offer?

                         ANSWER: No. It is not appropriate to accept this special discount as it is not generally available to the public.


FAMILY MEMBER BUSINESS WITH PRUDENTIAL

AN ASSOCIATE MAY NOT CHANNEL BUSINESS TO A FAMILY MEMBER.

ASSOCIATES SHOULD HAVE THE BEST INTEREST OF PRUDENTIAL'S CUSTOMERS, AND POLICYHOLDERS IN MIND WHEN CONDUCTING BUSINESS. ASSOCIATES MAY NOT DIRECT BUSINESS TO SOMEONE SOLELY DUE TO THEIR RELATIONSHIP WITH THE PERSON. Channeling business for this purpose may include directing brokerage transactions, contracting with a vendor for goods and/or services, etc. It could also include offers of employment, in which instance the associate should seek guidance from his/her Human Resources area. If an associate believes that a family member can offer the best goods and/or service, s/he should provide the competitive bids to his/her supervisor, disclose in writing his/her relationship with the individual, and be recused from the decision-making process. This will remove the appearance of a conflict and will allow an independent third party to make the decision.

                                     ?  ?  ?

                         DILEMMA: I am an operations manager for one of Prudential's business units, and I will have to hire an outside vendor to supply office furniture for our upcoming move. May I contract with my niece, who owns an office supply and furniture business, to supply the equipment?

                         ANSWER: No. Associates generally may not channel business to family members. Prudential has negotiated contracts with certain preferred suppliers. However, if your niece can provide the best service and price for the equipment, you should fully disclose your relationship to your supervisor and ask him/her to make a determination whether or not to consider the use of this vendor's services.

                                     ?  ?  ?

                         DILEMMA: I am in one of the systems areas, and will have to hire an external vendor to provide computer services during our transition to a new system. Should I seek approval before hiring the company where my husband works to provide the services?

                         ANSWER: Yes, you must seek prior approval in this circumstance. Depending on your husband's position in the company, this may be an actual conflict of interest, and the request to hire this company may not be approved. However, if it is determined that there is no actual conflict, that your husband would not receive an unfair benefit from the decision, and that no future conflicts could be expected to arise during the project, this request may be approved.


GIFTS/ENTERTAINMENT

ASSOCIATES SHOULD NOT ACCEPT OR PROVIDE ANY GIFTS OR FAVORS THAT MIGHT INFLUENCE THE DECISIONS THEY OR THE RECIPIENT MUST MAKE IN BUSINESS TRANSACTIONS INVOLVING PRUDENTIAL, OR THAT OTHERS MIGHT REASONABLY BELIEVE WOULD INFLUENCE THOSE DECISIONS. EVEN A NOMINAL GIFT SHOULD NOT BE ACCEPTED IF, TO AN OBSERVER, IT MIGHT APPEAR THAT THE GIFT WOULD INFLUENCE YOUR BUSINESS DECISIONS.

Associates may occasionally give or receive gifts, meals or entertainment of moderate value, subject to compliance with federal and state laws and regulations, rules of self-regulatory organizations, and this Policy. Since associates must avoid actual and apparent conflicts of interest, care must be used to avoid even the appearance of having given or received something of value that might influence an employee's decision regarding Prudential's business transactions. Prudential associates are prohibited from soliciting gifts, meals, and entertainment. The value of gifts, meals and entertainment that are permitted to be given or received must be consistent with generally accepted business practice and may not exceed the amounts listed in the Gift and Entertainment Policy found in the Company's Policies and Principles Manual.

GIFTS, MEALS, OR ENTERTAINMENT EXCEEDING $100 IN VALUE MUST BE REPORTED. IN GENERAL, GIFTS SHOULD NOT EXCEED $100 IN VALUE IN ANY ONE CALENDAR YEAR GIVEN OR RECEIVED BY ANY ONE INDIVIDUAL. MEALS SHOULD BE REASONABLE, BUT NOT EXCEED $200 PER PERSON, AND ENTERTAINMENT SHOULD NOT EXCEED $200 PER PERSON.

Exceptions to the dollar amount limits of the policy should be rare and must be approved in advance by the head of the business unit or a designee acting under his or her authority. Exceptions for business unit heads must be approved by the Company's Chief Compliance Officer, or a designee acting under his or her authority.

REFER TO PRUDENTIAL'S POLICIES AND PRINCIPLES MANUAL FOR DETAILED INFORMATION ON GIFTS, MEALS, ENTERTAINMENT, SPEAKING ENGAGEMENTS, PROHIBITED GIFTS, PUBLIC OFFICIALS, AND REPORTING REQUIREMENTS.

Each business unit may impose stricter rules than those set forth in the policy, but may not permit more liberal rules. Associates that are registered with broker-dealers or hold insurance or other licenses may be subject to more stringent rules and reporting requirements, and should consult with their compliance officer.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

                                     ?  ?  ?

                         DILEMMA: My spouse and I receive an invitation to dinner and the theater from a longtime business associate from a consulting firm that my business unit occasionally retains.

                         ANSWER: This is a fairly common practice and is permissible unless your business unit adopts a stricter rule prohibiting such entertainment.

                                     ?  ?  ?

                         DILEMMA: Our Gift Policy contained in the Policy and Principles Manual states gifts having value of under $100 could be considered acceptable. In my dealings with a specific vender, they send me two or three times a year gifts and/or discounts adding up to over $100 in total, but on a per occasion basis, only may be worth $25-30. Is this acceptable?

                         ANSWER: It is not acceptable. Gifts given to or received from any one individual in any one calendar year with a cumulative value that exceeds $100 would exceed the limit.


POLITICAL CONTRIBUTIONS AND ACTIVITIES

PRUDENTIAL DOES NOT CONTRIBUTE FINANCIAL OR OTHER ASSISTANCE TO POLITICAL PARTIES, COMMITTEES, CANDIDATES FOR PUBLIC OFFICE, ORGANIZATIONS OF PUBLIC OFFICIALS OR OTHER ORGANIZATIONS PROVIDING FINANCIAL OR OTHER ASSISTANCE TO POLITICAL PARTIES, COMMITTEES, CANDIDATES FOR PUBLIC OFFICE, ORGANIZATIONS OF PUBLIC OFFICIALS OR TO SUPPORT OR OPPOSE BALLOT INITIATIVES, EXCEPT WHERE LAWFULLY PERMITTED AND APPROVED IN ADVANCE IN ACCORDANCE WITH PROCEDURES ADOPTED BY PRUDENTIAL'S BOARD OF DIRECTORS COMMITTEE ON BUSINESS ETHICS.

Associates may make political contributions directly to political candidates, parties, or causes to the extent permitted by law, but only on their own behalf, and not as representatives of Prudential. Such contributions are not reimbursable by Prudential. Associates may also contribute to a Prudential-sponsored Political Action Committee to the extent permitted by law. Such contributions are strictly voluntary, and the Company or its management will not reward anyone for making such contributions nor penalize anyone for electing not to participate. Such contributions are not reimbursable by Prudential.

ASSOCIATES MAY SEEK AND HOLD ELECTIVE OR APPOINTIVE OFFICE, PROVIDED THAT THEY DO SO AS INDIVIDUALS AND NOT AS REPRESENTATIVES OF PRUDENTIAL. ASSOCIATES ARE EXPECTED TO CONDUCT

ANY CAMPAIGN ACTIVITIES AND TO PERFORM THE DUTIES OF THE OFFICE IN A MANNER THAT DOES NOT INTERFERE WITH THEIR RESPONSIBILITIES TO THE COMPANY, DOES NOT OCCUR IN PRUDENTIAL FACILITIES, AND DOES NOT UTILIZE ANY PRUDENTIAL PROPERTY.

Use of Company property (including letterheads, envelopes, stamps, duplicating equipment, etc.) is not permitted in connection with political activities of, or the making of contributions by associates.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

                                     ?  ?  ?

                         DILEMMA: Prudential is involved in the development of an office building through a joint venture. The mayor of the local community asks our joint venture partner for an election campaign contribution from our partnership. Our partner seeks your approval for the contribution which, in this area, is permitted under state law.

                         ANSWER: Such contributions cannot be made without proper authorization. The Company's policy is to grant such approvals only under extraordinary circumstances.

                                     ?  ?  ?

                         DILEMMA: My friend is running for Mayor in my hometown, and he has asked that I act as his Campaign Treasurer. This position may require that I make occasional phone calls during the day to various sponsors. I work a long day at Prudential - usually arriving at 8 am and leaving around 8 pm. Would it be permissible if I took a half hour out of my day to make the phone calls?

                         ANSWER: Yes. As long management agrees the activity will not interfere with your Prudential responsibilities, is not performed on Company time, and you are not using any Prudential property to perform these activities (including telephones, office space, staff, Company letterhead, etc.).

                                     ?  ?  ?

                         DILEMMA: In making a campaign contribution, I mistakenly wrote a cover note to include with my check and used my Prudential letterhead. Is this a violation?

                         ANSWER: Yes. Although associates are free to contribute to any political campaign of their own choosing, it must not appear in any way that they may be representing Prudential. Even the use of Prudential stationery could give this appearance.

LAWS AND REGULATIONS

     It is Prudential's policy to be in strict compliance with all laws and regulations applying to our business. Because these laws and regulations may vary from state to state and country to country, and may be ambiguous and difficult to interpret, it is important that you seek advice from your business unit's legal counsel. We expect good faith efforts from all Prudential associates in following the spirit and intent of the law.

FOREIGN CORRUPT PRACTICES ACT ("FCPA"):

     We do not permit our staff to engage in activities, or use Prudential resources for any purposes, that contravene the laws or regulations of any country. No gift, payment, or entertainment may be offered or provided to any official, employee or representative of a foreign government, or public international organization, or any foreign political party, party official, or candidate, that would contravene the FCPA or other applicable laws. While the FCPA permits providing gifts or payments to expedite or secure the performance of routine governmental actions, it is Prudential's policy to discourage such payments, except in limited circumstances as described in Prudential's Policies & Principles Manual. The FCPA also requires accurate recordkeeping/accounting practices to ensure that payments permitted under the Act are properly recorded.

Associates should consult Prudential's Policies and Principles Manual for specific details, including facilitating payments, and the Company's responsibilities in joint ventures, partnerships, and other strategic relationships, dealings with third parties, consultants, or intermediaries.

If you have doubts about the propriety of a gift, entertainment, or payment, discuss the matter with your management.

     (To learn more about this topic, refer to Prudential's Policies and Principles Manual)

AVOID THE APPEARANCE OF A CONFLICT OF INTEREST

The appearance of a conflict of interest may be as damaging to the Company as an actual occurrence of a conflict of interest. It is important to remember that you should disclose all potential conflicts to the appropriate party e.g., a member of your management or the Enterprise Ethics Office, and seek guidance as to whether a situation may appear to violate the guidelines set forth in this Policy. In addition, you should disclose your relationship with any family members who work at companies in similar businesses to Prudential, or which are clients of or suppliers to Prudential, where an appearance of a conflict of interest could result due to the family member benefiting from your actions or advice as a Prudential associate.

We value the privacy of our associates and their desire to conduct their personal lives without unnecessary interference. However, Prudential requires full and timely written disclosure of any situation which could create a conflict of interest or the appearance of one. The Company must determine whether or not there is a conflict; this determination may not be made solely by the associate.

FAILURE TO ADHERE TO THE STANDARDS OF THIS POLICY MAY LEAD TO SERIOUS DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION FROM EMPLOYMENT.

                                     ?  ?  ?

                         DILEMMA: I work in a customer service center taking care of policyholder changes. A policyholder has requested a change on one of his policies - changing the beneficiary to me. I've tried to persuade the policyholder that I felt it was not appropriate. But the policyholder is insisting on designating me as a beneficiary in recognition of my years of service to his policy matters. Can I accept the beneficiary designation?

                         ANSWER: No. Although the policyholder has the legal right to designate anyone he chooses to be the beneficiary on a policy, there would be the appearance of a conflict of interest and, therefore, be in violation of Company policy. In this situation, contact your management and/or Business Unit Ethics Officer for advice.

                                     ?  ?  ?

                         DILEMMA: I am an investment professional, and I just learned that my broker, who has full discretion over my brokerage account, has purchased shares for my account in a company to which Prudential is about to lend money. I am working on the deal team for this transaction. Should I disclose this investment as a potential conflict of interest?

                         ANSWER: Yes. Even though you did not instruct your broker to buy this security, you are the beneficial owner of the shares, and this investment may create the appearance of a conflict.

                                     ?  ?  ?

                         DILEMMA: I am a portfolio manager and I just got married. My husband is a trader at Merrill Lynch. Should I disclose this as a potential conflict of interest?

                         ANSWER: Yes. This should be disclosed as a potential conflict of interest. In addition, neither you nor your spouse may disclose significant information about your respective employers' activities that might influence, or give the appearance of influencing the other's decisions or actions. Also, disclosure will allow management an opportunity to request any recusal that may be necessary depending on the situation.


MAKE THE RIGHT CHOICES

Maintaining the high standards we demand of ourselves requires more than simply issuing a statement of policy. It requires a total commitment to sound ethical principles and Prudential's values. It also requires the nurturing of a culture within the Company that is highly moral, with decisions and actions based on what is right, not simply what is expedient.

There may be occasions when you are uncertain about what is the right thing to do. In these situations ask yourself, "Would I be comfortable with this action if it came to the attention of the media, my fellow associates, my friends, or members of my family?"

If the answer to this question is "no," then it is not the right course of action for you and Prudential.

In every business unit, our management team must make the Company's its ethical standards clear; and at every level associates must set the right example in the daily conduct of their duties.

No policy, statement, or code of conduct can cover every conceivable circumstance. Ultimately, we are each responsible for our own actions.

Prudential wants to be recognized as an outstanding company to work for and do business with. We are committed to our customers, our shareholders, our businesses, and to carrying on the Company's tradition of excellence.

GLOSSARY

EMPLOYEE OR ASSOCIATE: any full or part-time employee, agent, intern, officer or Director of Prudential, its subsidiaries and/or affiliates.

BUSINESS UNIT ETHICS OFFICER: the designee who is responsible for monitoring the ethical climate of the business group, implementing the annual Conflicts of Interest process and approval procedures.

COMMITTEE ON BUSINESS ETHICS: a committee of the Prudential's Board of Directors which has the responsibility to review the Company's policies on business ethics and when appropriate make recommendations to the Board of Directors concerning the adoption and amendment of the Company's published statement on business ethics.

COMMUNICATIONS: internal or external correspondence IN ANY FORM which could include, but not be limited to, television, and radio broadcasts, advertising, marketing materials, sales illustrations, brochures, general internal reports and memoranda.

CONFIDENTIAL INFORMATION: Includes but is not limited to, personal, medical and financial information about customers and associates, as well as business information, including but not limited to client lists, marketing plans, files, systems information, product data, and research and development.

CONFIDENTIALITY OBLIGATION: an associate's obligation to respect privacy rights by keeping any information s/he may access during the course of his/her work confidential and only sharing that business related information with other Prudential units or individuals who have proper authorization and a legitimate business need to know, consistent with all applicable laws and regulations.

CONFLICT OF INTEREST: a personal interest outside of the Company which could be placed ahead of one's obligations to Prudential, its policyholders, and/or its customers or gives the appearance of a conflict by way of influences, interests, or relationships.

FAIR COMPETITION: the facilitation of free and open competition where the activity or conduct that improperly reduces or eliminates such competition in the marketplace is prohibited.

FAMILY MEMBER: includes but is not limited to an associate's spouse, parents, children and stepchildren, siblings, in-laws, grandparents, grandchildren, aunts, uncles, and domestic partners.

GIFTS/ENTERTAINMENT: a gift or favor which may influence or appear to influence the decision an associate makes in a business transaction involving Prudential. Gifts include, but are not confined to, money, securities, loans, investment or business opportunities, goods and services, discounts, entertainment events, meals, outings, trips, travel, and favorable interest or brokerage rates.

INSIDE INFORMATION: for the purposes of this Policy, inside information means any confidential or proprietary information obtained in the course of employment.

OFFICER: a Prudential employee at or above the level of Vice President or its equivalent.

SENSITIVE POSITION: A position as a result of which a Prudential associate has access to Prudential proprietary information, has authority to engage in contracts, outside business arrangements, or commit/ invest Prudential or third party funds, or engage in client sales, investments, contracts, or purchasing negotiations.

PROCEDURES FOR APPROVAL

MEMBERS OF THE BOARD OF DIRECTORS AND ASSOCIATES AT OR ABOVE THE LEVEL OF SENIOR VICE PRESIDENT (OR ITS EQUIVALENT) -
Must obtain approval from the Board of Directors' Committee on Business Ethics. Members of the Board of Directors or associates at Senior Vice President level and above (or equivalents) should submit any request for approvals directly to the Corporate Secretary. Senior Vice Presidents and above (or equivalents) should simultaneously notify the Chief Ethics Officer.

                                    - - - - -

ASSOCIATES AT VICE PRESIDENT LEVEL (OR ITS EQUIVALENT) - Must present a written request for review of potential conflicts of interest to the Chief Ethics Officer, who will review them with the Law Department and present them to an appropriate Executive Vice President or the Chairman and CEO for approval.

                                    - - - - -

ALL EXEMPT ASSOCIATES BELOW VICE PRESIDENT LEVEL -
Must obtain written approval from their business unit head at a level of at least Senior Vice President who has overall responsibility for the business unit. The Senior Vice President should seek advice from the Law Department on the individual cases before approval is granted.

                                    - - - - -

NON-EXEMPT ASSOCIATES -
Must obtain written approval from management to whom they report, directly or indirectly, at the level of Vice President level or above. A member of management who is contacted for written approval should consult with their Business Unit's Ethics Officer, a member of Human Resources, Compliance, Finance, Comptrollers, or Law Department which serves the associate's business unit before granting approval.

CONTACTS FOR MORE INFORMATION

ETHICAL QUESTIONS / CONFLICTS OF INTEREST SITUATIONS/APPROVALS:
     BUSINESS ETHICS OFFICE:            1-800-752-7024
     FAX:                               973-802-9955

     VIA PRUDENTIAL'S INTRANET:         ETHICS HOME PAGE
                                        (UNDER CORPORATE GOVERNANCE)

     INTEROFFICE MAIL:                  ENTERPRISE ETHICS OFFICE
                                        13 PLAZA
                                        NJ-01-13-04

     OUTSIDE MAILING ADDRESS:           PRUDENTIAL ENTERPRISE ETHICS OFFICE
                                        751 BROAD STREET, 13TH FLOOR
                                        NEWARK, NEW JERSEY 07102-3777


THIS ETHICS POLICY, AS WELL AS OTHER PRUDENTIAL POLICIES ARE AVAILABLE VIA PRUDENTIAL'S INTRANET. FROM "INSIDE THE ROCK," CHECK THE "TOOLS AND RESOURCES" AND/OR "CORPORATE POLICIES" TABS.


                         THE FOLLOWING APPENDIX SECTION CONTAINS SAMPLE FORMS>

[PRUDENTIAL FINANCIAL LOGO]

                          ETHICAL PRACTICES/ CONFLICTS OF INTEREST QUESTIONNAIRE

The strength of Prudential Financial, Inc. ("Prudential") is built on integrity and a steadfast commitment to conduct our business operations at the highest possible ethical standard. In connection with Prudential responsibilities, associates are obligated to govern their business activities in accordance with Prudential's Ethics Policy, to avoid actual or possible conflicts of interest, and to seek guidance in advance when faced with any possible conflict situation. Each year associates at the levels of Vice President and above (and their equivalents), plus certain other individuals in job functions that are considered "particularly sensitive," are required to complete a questionnaire to identify possible conflicts. The Company reserves the right, as a condition of continued employment/affiliation, to require associates to answer questions such as these and/or additional questions relating to conflicts of interest and other ethical practices at any time. FOR THE PURPOSES OF THIS QUESTIONNAIRE, THE TERM PRUDENTIAL SHALL INCLUDE ALL OF THE PRUDENTIAL INSURANCE COMPANY AND PRUDENTIAL FINANCIAL, INC. AND ITS AFFILIATES AND SUBSIDIARIES.


1. WERE YOU DURING THE LAST YEAR, WHILE AFFILIATED WITH PRUDENTIAL, A DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE OF, OR DID YOU HOLD ANY OTHER POSITION WITH ANY BUSINESS ENTERPRISE OTHER THAN PRUDENTIAL?
     * THE FOLLOWING NEED NOT BE DISCLOSED: Non-profit organizations; family-owned businesses not doing business with or in competition with Prudential; passive interests in partnerships engaged primarily in investment in securities, real estate, or other investment assets. Outside employment for non-management ranks permitted under applicable administrative policies also need not be disclosed.

     / / NO

     / / YES IF YES, PLEASE DESCRIBE THE POSITION (NAME AND ADDRESS OF BUSINESS, TYPE OF BUSINESS, POSITION HELD).


2. HAVE YOU ACTED ON BEHALF OF PRUDENTIAL DURING THE LAST YEAR IN CONNECTION WITH ANY TRANSACTION IN WHICH YOU HAD A PERSONAL INTEREST OR BENEFIT?
     * THE FOLLOWING NEED NOT BE DISCLOSED: Transactions involving a personal interest/benefit arising solely from participation in Prudential's compensation, commission pay, or benefit plans approved by your business group or Prudential's Board of Directors.

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE THE NATURE OF INVOLVEMENT.


3. DID YOU, OR TO THE BEST OF YOUR KNOWLEDGE DID ANY FAMILY MEMBER, OR ANY INDIVIDUAL LIVING IN YOUR HOUSEHOLD, HAVE ANY INVESTMENT IN A BUSINESS OTHER THAN PRUDENTIAL INVOLVING AN AMOUNT GREATER THAN 10% OF GROSS ASSETS, OR INVOLVING AN OWNERSHIP INTEREST GREATER THAN 2% OF THE OUTSTANDING EQUITY INTERESTS, DURING THE LAST YEAR WHICH, ENGAGED IN ANY BUSINESS TRANSACTION WITH PRUDENTIAL, OR WHICH ENGAGED IN ANY BUSINESS SIMILAR TO THE BUSINESS OF PRUDENTIAL, DURING THAT PERIOD? (Family members include, but are not limited to: spouse, parents, children and stepchildren, siblings, in-laws, grandparents, grandchildren, aunts, uncles, and domestic partners.)

     * THE FOLLOWING NEED NOT BE DISCLOSED: Bank deposits and investments in mutual funds, partnerships, and similar enterprises which are publicly owned and engage primarily in the business of investing in securities, real estate or other investment assets.

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.


4. DID YOU, OR TO THE BEST OF YOUR KNOWLEDGE DID ANY FAMILY MEMBER, OR ANY INDIVIDUAL LIVING IN YOUR HOUSEHOLD, BORROW AN AMOUNT GREATER THAN 10% OF GROSS ASSETS, ON AN UNSECURED BASIS FROM ANY BANK, FINANCIAL INSTITUTION OR OTHER BUSINESS DURING THE LAST YEAR WHICH, ENGAGED IN ANY BUSINESS TRANSACTION OR HAD ANY INVESTMENT RELATIONSHIP WITH PRUDENTIAL DURING THAT PERIOD? (Family members include, but are not limited to: spouse, parents, children and stepchildren, siblings, in-laws, grandparents, grandchildren, aunts, uncles, and domestic partners.)
     * THE FOLLOWING NEED NOT BE DISCLOSED: Residential mortgage loans (including bridge loans in anticipation of a residential mortgage loan), car loans, margin accounts and other adequately secured loans. Note:
     Officers and Directors of Prudential are prohibited from accepting or soliciting any loans from Prudential or its affiliates.

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.


5. DID YOU, ANY FAMILY MEMBER, OR ANY INDIVIDUAL LIVING IN YOUR HOUSEHOLD RECEIVE DURING THE LAST YEAR, DIRECTLY OR INDIRECTLY, ANY GIFT OR ENTERTAINMENT OF MORE THAN $100 IN VALUE IN CONNECTION WITH ANY BUSINESS INVOLVEMENTS OR TRANSACTIONS OF PRUDENTIAL?
     * THE FOLLOWING NEED NOT BE DISCLOSED: Prizes/Awards granted to Prudential employees by Prudential in the normal course of business.

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.


6. HAVE YOU BEEN INVOLVED IN, OR ARE YOU AWARE OF, ANY SITUATION WHERE MONEY, PROPERTY, OR SERVICES OF PRUDENTIAL WERE CONTRIBUTED OR OTHERWISE MADE AVAILABLE DURING THE LAST YEAR TO POLITICAL PARTIES OR CANDIDATES OR USED TO REIMBURSE INDIVIDUALS FOR CONTRIBUTIONS THEY MIGHT HAVE MADE?
     * THE FOLLOWING NEED NOT BE DISCLOSED: Activity of any political action committee sponsored by the Prudential.

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.

7a. ARE YOU AWARE OF ANY UNLAWFUL OR IMPROPER CONDUCT BY OTHERS WHERE INFORMATION, FUNDS, SERVICES, BUSINESS GIFTS, GRATUITIES, FAVORS, BRIBES, OR KICKBACKS WERE GIVEN OR RECEIVED BY AN EMPLOYEE OF PRUDENTIAL IN SUCH A MANNER THAT IT WOULD APPEAR IT WAS INTENDED FOR THE PURPOSE OF ACQUIRING SPECIAL TREATMENT IN SECURING BUSINESS, SPECIAL CONCESSIONS, OR SECURING FAVORABLE JUDGMENTS?

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.


7b. HAVE YOU BEEN INVOLVED IN, OR ARE YOU AWARE OF, ANY SITUATION WHERE PRUDENTIAL (DIRECTLY OR THROUGH A SUBSIDIARY) OR ITS EMPLOYEES OR THIRD PARTY REPRESENTATIVES OFFERED OR PAID ANYTHING OF VALUE OR PROVIDED A GIFT OR ENTERTAINMENT TO OR FOR THE BENEFIT OF ANY OFFICIAL, EMPLOYEE OR REPRESENTATIVE OF A FOREIGN GOVERNMENT OR PUBLIC INTERNATIONAL ORGANIZATION OR ANY FOREIGN POLITICAL PARTY, PARTY OFFICIAL OR CANDIDATE, WHICH WAS NOT REPORTED, AND IF REQUIRED, APPROVED IN ACCORDANCE WITH PRUDENTIAL POLICY ON THE FOREIGN CORRUPT PRACTICES ACT (FCPA)?

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.


8. WERE YOU INVOLVED IN ANY OTHER CONFLICT OF INTEREST SITUATION, OR ARE YOU AWARE OF ANY UNETHICAL OR CONFLICT OF INTEREST SITUATION ON THE PART OF ANY EMPLOYEE THAT HAS NOT BEEN REPORTED TO MANAGEMENT?

     / / NO

     / / YES   IF YES, PLEASE DESCRIBE.


I CERTIFY THAT I HAVE RECENTLY READ OR REVIEWED PRUDENTIAL FINANCIAL'S ETHICS STATEMENT, AS SET FORTH IN "MAKING THE RIGHT CHOICES," AND FULLY UNDERSTAND MY RESPONSIBILITY TO COMPLY WITH ITS REQUIREMENTS. THE ANSWERS I HAVE PROVIDED TO QUESTIONS CONCERNING FAMILY MEMBERS AND INDIVIDUALS LIVING IN MY HOUSEHOLD ARE TO THE BEST OF MY KNOWLEDGE. I FURTHER CERTIFY THAT I HAVE FULLY COMPLIED WITH THE ETHICS STATEMENT, EXCEPT AS MAY BE DESCRIBED ABOVE.

FIRST NAME:                                   TITLE:

MIDDLE NAME:                                  RANK:

LAST NAME:                                    BUSINESS UNIT:

BUSINESS GROUP:                               REGION:

DATE:                                         SIGNATURE:

                            DISCLOSURE REPORTING FORM
                  FOR NON-EXEMPT THROUGH VICE PRESIDENT LEVELS
                               (Please print/type)

TO:   _________________________              FROM:  ____________________________


RE:   ____________________________________        LEVEL: ______
          (NAME/TITLE OF ASSOCIATE)

BUSINESS
UNIT: _______________________________________________

DESCRIBE THE POTENTIAL CONFLICT (including a brief description of any other business, its location, and its relationship to Prudential):


(FOR LAW DEPARTMENT COMPLETION:)
LEGAL CONSIDERATIONS IMPORTANT IN REVIEWING REQUEST AND RECOMMENDATION FOR APPROVAL/ DENIAL (including risks and possible benefits to Prudential):

ATTORNEY RECOMMENDS: ___ Approval    ___ Denial        ___  Approval with
                                                       controls (provide detail)


VICE PRESIDENT
APPROVAL:
                         -------------------------------------     -------------
(MINIMUM APPROVAL FOR           Signature                              Date
NON-EXEMPT ASSOCIATES)
                         -------------------------------------
                                Printed name

SENIOR VICE
PRESIDENT APPROVAL
                         -------------------------------------     -------------
(MINIMUM APPROVAL FOR           Signature                          Date
EXEMPT LEVELS BELOW
VICE PRESIDENT LEVEL)    -------------------------------------
                                          Printed name


EVP/CEO APPROVAL         -------------------------------------     -------------
(MINIMUM APPROVAL FOR           Signature                          Date
VICE PRESIDENT LEVELS)
                         -------------------------------------
                                Printed name


                  PLEASE RETAIN COPY FOR YOUR PERSONAL RECORDS

                          DISCLOSURE REPORTING FORM FOR
                     SENIOR VICE PRESIDENT AND ABOVE LEVELS

TO:       CORPORATE SECRETARY
              AND COPY TO
          CHIEF ETHICS OFFICER
                    REQUEST FOR APPROVAL OF POTENTIAL CONFLICT OF INTEREST

FROM:     _____________________________         _________________________
                                                (BUSINESS UNIT)

RE:       _____________________________         _________________________
          (NAME/TITLE OF ASSOCIATE)             (BUSINESS UNIT/ LEVEL)

STATEMENT OF FACTS GIVING RISE TO POTENTIAL CONFLICT:


REASONS (IF ANY) WHY ACTION MAY POSE POTENTIAL CONFLICT AND CONSIDERATIONS IMPORTANT IN REVIEWING REQUEST (e.g., amount of time required, compensation, relationships with Prudential):


ATTORNEY REVIEW
                   -------------------------------------     -------------
                   Signature                                      Date

                   -------------------------------------
                   Printed name

SUBMIT THIS REQUEST TO THE CORPORATE SECRETARY (WITH A COPY TO THE CHIEF ETHICS OFFICER) FOR PRESENTATION TO THE COMMITTEE ON BUSINESS ETHICS.

DATE PRESENTED TO COMMITTEE:
                             --------------------------------      -------------
                                                                   ACTION

                  PLEASE RETAIN COPY FOR YOUR PERSONAL RECORDS